As filed with the Securities and Exchange Commission on December 30, 2003

                                                      Registration No. 333-39218



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             DENBURY RESOURCES INC.
             (Exact name of Registrant as specified in its charter)


              Delaware                                   20-0467835
      (State of Incorporation)              (I.R.S. Employer Identification No.)


                             Denbury Resources Inc.
                               Plano, Texas 75024
               (Address of Principal Executive Offices) (Zip Code)


               DENBURY RESOURCES INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)


                      Phil Rykhoek, Chief Financial Officer
                        5100 Tennyson Parkway, Suite 3000
                               Plano, Texas 75024
                                 (972) 673-2000
 (Name, adress and telephone number, including area code, of agent for service)

                                   Copies to:

                                Donald W. Brodsky
                               Jenkens & Gilchrist
                           A Professional Corporation
                        1401 McKinney Street, Suite 2700
                              Houston, Texas 77010
                                 (713) 951-3300

                         POST-EFFECTIVE AMENDMENT NO. 1

     This Post-Effective Amendment No. 1 to Registration Statement 333-39218 on Form S-8 is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"), to reflect the new holding company organizational structure of Denbury Resources Inc. (the "Registrant"), effected in accordance with Section 251(g) of the Delaware General Corporation Law (the "DGCL") and the Registrant's status as the successor issuer to Denbury Resources Inc. as it was constituted prior to the Merger (as defined below).

     The holding company organizational structure was effected pursuant to an Agreement and Plan of Merger to Form Holding Company (the "Merger Agreement") among Denbury Resources Inc. as it was constituted prior to the effectuation of the new holding company structure (the "Predecessor"), the Registrant, and Denbury Onshore, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Registrant ("Onshore"). The Merger Agreement provides for the merger of the Predecessor into Onshore, with Onshore continuing as the surviving entity and as a wholly-owned subsidiary of the Registrant (the "Merger"). The Merger was consummated at 9:00 a.m. on December 29, 2003. Prior to the Merger, the Registrant was a direct, wholly-owned subsidiary of the Predecessor organized for the purpose of implementing the holding company organizational structure. Pursuant to Section 251(g) of the DGCL, stockholder approval of the Merger was not required. In connection with the Merger, the Registrant's name was changed to "Denbury Resources Inc."

     By virtue of the Merger, all of the Predecessor's outstanding capital stock was converted, on a share for share basis, into capital stock of the Registrant. As a result, each stockholder of the Predecessor became the owner of an identical number of shares of capital stock of the Registrant. Additionally, each treasury share of the Predecessor, including those reserved for issuance of shares under the Employee Stock Purchase Plan of the Predecessor was automatically converted into a treasury share of the Registrant. Also, each outstanding option to purchase shares of the Predecessor's common stock under the Predecessor's Amended and Restated Stock Option Plan and Director Compensation Plan was automatically converted into an option to purchase, upon the same terms and conditions, an identical number of shares of the Registrant's common stock.

     In accordance with Rule 414, the Registrant, as the successor issuer to the Predecessor, hereby expressly adopts Registration Statement No. 333-39218 on Form S-8 as its own for all purposes under the Securities Act and the Securities Exchange Act of 1934, as amended. This Registration Statement pertains to the Denbury Resources Inc. Employee Stock Purchase Plan. Registration fees were paid at the time of filing the original Registration Statement.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits

         (a)      Exhibits

                  The following documents are filed as a part of this registration statement.


                    Exhibit
                     Number                               Document Description
                  ------------- --------------------------------------------------------------------------
                       5            Opinion of Jenkens & Gilchrist, A Professional Corporation

                      15            Letter from  independent accountants as to unaudited condensed interim financial information

                      23            Consent of Deloitte & Touche LLP



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on this 29th day of December, 2003.

                                         DENBURY RESOURCES INC.


                                           /s/ Phil Rykhoek
                                         ------------------------------------
                                         Phil Rykhoek
                                         Senior Vice President and
                                         Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signatures                                        Title                                  Date
               ----------                                        -----                                  ----

         /s/ Ronald G. Greene*                Chairman of the Board of Directors               December 29, 2003
-----------------------------------------
Ronald G. Greene


         /s/ Gareth Roberts*                  Chief Executive Officer and President            December 29, 2003
-----------------------------------------     (Principal Executive Officer)
 Gareth Roberts


        /s/ Phil Rykhoek                      Senior Vice President and Chief Financial        December 29, 2003
-----------------------------------------     Officer
 Phil Rykhoek                                 (Principal Financial Officer)


         /s/ Mark Allen                       Vice President and Chief Accounting Officer      December 29, 2003
-----------------------------------------     (Principal Accounting Officer)
Mark Allen


         /s/ David I. Heather*                Director                                         December 29, 2003
-----------------------------------------
David I. Heather


         /s/ David B. Miller                  Director                                         December 29, 2003
-----------------------------------------
David B. Miller


         /s/ Wieland F. Wettstein*            Director                                         December 29, 2003
-----------------------------------------
Wieland F. Wettstein

*By      /s/ Phil Rykhoek
      -----------------------------------
      Phil Rykhoek

*Attorney-in-Fact pursuant to
power of attorney contained in
original filing of this Registration Statement

                                INDEX TO EXHIBITS

         Exhibit                            Document Description
         Number

         5                          Opinion of Jenkens & Gilchrist, A Professional Corporation, regarding legality.

         15                         Letter from independent accountants as to unaudited interim financial information

         23                         Consent of Deloitte & Touche LLP